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                                                                    Exhibit 23.3

   We hereby consent to the use in the Registration Statement of MedImmune Inc. on Form S-4 (file no. 333-88835) and in the Proxy Statement of U.S. Bioscience Inc., which is part of the Registration Statement, of our opinion dated September 21, 1999 appearing as Annex 3 to such Proxy Statement, to the description therein of such opinion and to the references therein to our name. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                          Morgan Stanley & Co. Incorporated

                                                  /s/ Susan S. Huang

                                          By: ____________________________

                                          Susan S. Huang

                                          Principal

New York, New York

October 20, 1999